Exhibit 99.1

Genesee & Wyoming Reports Results for the Third Quarter of 2015

DARIEN, Conn.--(BUSINESS WIRE)--October 30, 2015--Genesee & Wyoming Inc. (G&W) (NYSE:GWR)

Third Quarter Highlights

  Operating revenues increased 26.3% to $546.3 million from $432.5 million.
  Same railroad operating revenues, excluding the $23.6 million negative impact of foreign currency depreciation, declined 10.8%, primarily due to weakness in iron ore, coal and metals shipments.
  Adjusted income from operations (adjusted operating income) decreased 3.5% to $118.3 million; Reported income from operations (operating income) decreased 4.5% to $117.6 million. (1)
  Adjusted diluted earnings per common share (EPS) decreased 9.9% to $1.09; Reported diluted EPS decreased 13.4% to $1.10. Approximately half of the decrease in adjusted diluted EPS was driven by the negative impact of foreign currency depreciation. (1)

Jack Hellmann, President and CEO of G&W, commented, “Our adjusted diluted earnings per share declined 10% in the third quarter of 2015, with approximately half of the decline caused by a weak economic environment for industrial and commodity shipments and the other half due to the negative impact of foreign currency depreciation. Nevertheless, our third quarter adjusted diluted earnings per share were 17% higher than the second quarter of 2015, with stronger than expected performance from each of our three business segments.”

“In North America, our third quarter revenues declined 9% and our operating income declined 10% due to weakness in twelve out of fourteen commodity groups, however good cost management by each of our operating regions enabled us to maintain an operating ratio of 71.2%. In Australia, our third quarter operating income dropped 33%, as the impact of iron ore mine closures and the depreciation of the Australian dollar more than offset effective cost controls and the positive contribution from Freightliner Australia. Finally, in the United Kingdom/Europe (primarily composed of the newly acquired Freightliner Group), our operating income increased sequentially by more than 50% over the second quarter of 2015, as seasonal improvements in U.K. intermodal shipments and good cost management more than offset continued weakness in U.K. coal traffic.”

“Our outlook for the second half of 2015 remains unchanged from August, with third quarter results stronger than planned and fourth quarter outlook expected to be weaker than planned. As we finish the year and look ahead to 2016, our management team is concentrated on optimizing the strong free cash flow that underpins the value of our 120 railroads. In addition, we continue to evaluate potential acquisitions and investments worldwide.” (1)

Financial Results

G&W’s operating revenues increased $113.8 million, or 26.3%, to $546.3 million in the third quarter of 2015, compared with $432.5 million in the third quarter of 2014. G&W’s income from operations in the third quarter of 2015 was $117.6 million, compared with $123.1 million in the third quarter of 2014. G&W’s operating ratio in the third quarter of 2015 was 78.5%, compared with an operating ratio of 71.5% in the third quarter of 2014, including lower operating margins from Freightliner Group Limited (Freightliner). G&W's same railroad operating ratio in the third quarter of 2015 was 71.7%, compared with 71.5% in the third quarter of 2014.

G&W reported net income in the third quarter of 2015 of $63.4 million, compared with net income of $72.7 million in the third quarter of 2014. Excluding the net impact of certain items affecting comparability between periods discussed below, G&W’s adjusted net income in the third quarter of 2015 was $63.3 million, compared with adjusted net income of $69.1 million in the third quarter of 2014. (1)

G&W’s reported diluted EPS in the third quarter of 2015 were $1.10 with 57.8 million weighted average shares outstanding, compared with reported diluted EPS in the third quarter of 2014 of $1.27 with 57.0 million weighted average shares outstanding. G&W’s adjusted diluted EPS in the third quarter of 2015 were $1.09 with 57.8 million weighted average shares outstanding, compared with adjusted diluted EPS in the third quarter of 2014 of $1.21 with 57.0 million weighted average shares outstanding. (1)

G&W’s effective income tax rate was 36.8% in the third quarter of 2015, compared with 33.7% in the third quarter of 2014. G&W's effective income tax rate in the third quarter of 2014 included a $3.9 million tax benefit as a result of receiving IRS consent to change tax accounting methods retroactively for companies acquired as a result of the RailAmerica, Inc. (RailAmerica) acquisition. G&W's effective income tax rates for both periods included adjustments to reflect differences between book income tax expense and final tax returns filed in September of each year related to the previous fiscal year.

Items Affecting Comparability

In the third quarter of 2015 and 2014, G&W’s results included certain items affecting comparability between the periods that are set forth in the following table (in millions, except per share amounts):

	Income/(Loss) Before Income Taxes Impact	After-Tax Net Income/(Loss) Impact	Diluted Earnings/(Loss) Per Common Share Impact
Three Months Ended September 30, 2015
Business development and related costs	$(2.0)	$(1.3)	$(0.02)
Net gain on sale of assets	$1.2	$0.9	$0.02
Adjustment for tax returns from previous fiscal year	$—	$0.4	$0.01

Three Months Ended September 30, 2014
Business development and related costs	$(0.7)	$(0.5)	$(0.01)
Net gain on sale of assets	$1.2	$0.9	$0.02
Adjustment for tax returns from previous fiscal year	$—	$(0.7)	$(0.01)
RailAmerica-related tax benefit	$—	$3.9	$0.07

In the third quarter of 2015, G&W’s results included business development and related costs of $2.0 million primarily related to the integration of Freightliner and a net gain on the sale of assets of $1.2 million. The third quarter of 2015 also included a tax benefit of $0.4 million related to differences between book income tax expense and the final tax returns filed in September of 2015 related to the previous fiscal year.

G&W’s third quarter of 2014 results included business development and related costs of $0.7 million and a net gain on the sale of assets of $1.2 million. The third quarter of 2014 also included an income tax expense of $0.7 million related to differences between book income tax expense and the final tax returns filed in September of 2014 related to the previous fiscal year and an income tax benefit of $3.9 million associated with the companies acquired as a result of the RailAmerica acquisition.

Third Quarter Results by Segment

Operating revenues from G&W's North American Operations decreased $30.5 million, or 8.8%, to $314.6 million in the third quarter of 2015, compared with $345.1 million in the third quarter of 2014. Excluding $4.0 million of revenues from new operations and a $5.0 million decrease due to the impact of foreign currency depreciation, North American Operations same railroad revenues decreased by $29.5 million, or 8.7%, primarily due to declines in coal and metals shipments.

North American Operations traffic decreased 42,771 carloads, or 9.3%, to 419,571 carloads in the third quarter of 2015. Excluding 8,683 carloads from new operations, same railroad traffic decreased 51,454 carloads, or 11.1%, in the third quarter of 2015 compared with the third quarter of 2014. The same railroad traffic decrease was principally due to decreases of 15,814 carloads of coal and coke (Ohio Valley, Midwest, Central and Mountain West regions), 15,233 carloads of metals traffic (primarily in the Southern, Ohio Valley and Northeast regions), 8,403 carloads of Other traffic (primarily overhead Class I shipments), 3,680 carloads of minerals and stone traffic (primarily in the Midwest and Northeast regions), 2,375 carloads of lumber and forest products traffic (primarily in the Pacific Region) and 2,336 carloads of auto and auto parts traffic (primarily in the Pacific Region). All remaining traffic decreased by a net 3,613 carloads.

Income from operations from G&W's North American Operations in the third quarter of 2015 was $90.6 million, compared with $100.9 million in the third quarter of 2014. The operating ratio for North American Operations was 71.2% in the third quarter of 2015, compared with an operating ratio of 70.7% in the third quarter of 2014.

Operating revenues from G&W's Australian Operations decreased $20.5 million, or 25.1%, to $61.0 million in the third quarter of 2015, compared with $81.5 million in the third quarter of 2014. Excluding $11.9 million of revenues from the newly acquired operations of Freightliner Australia and a $17.6 million decrease due to the impact of foreign currency depreciation, Australian Operations same railroad revenues decreased by $14.8 million, or 23.1%, primarily due to a decrease in freight revenues resulting from a decline in iron ore shipments.

Australian Operations traffic decreased 9,026 carloads, or 15.7%, to 48,532 carloads in the third quarter of 2015. The traffic decrease was principally due to a decrease of 8,623 carloads of metallic ores traffic. All remaining traffic decreased by a net 403 carloads.

Income from operations from G&W's Australian Operations in the third quarter of 2015 was $15.0 million, compared with $22.4 million in the third quarter of 2014. The operating ratio for Australian Operations was 75.5% in the third quarter of 2015, compared with an operating ratio of 72.6% in the third quarter of 2014.

Operating revenues from G&W's U.K./European Operations increased $164.8 million to $170.7 million in the third quarter of 2015, compared with $6.0 million in the third quarter of 2014. Excluding $165.5 million of revenues from the newly acquired Freightliner U.K./European operations and a $1.0 million decrease due to the impact of foreign currency depreciation, U.K./European Operations same railroad revenues increased by $0.2 million, or 4.3%. U.K./European Operations traffic consisted of 307,453 carloads in the third quarter of 2015, primarily related to traffic from G&W’s newly acquired Freightliner U.K./European operations.

Income from operations from U.K./European Operations in the third quarter of 2015 was $12.0 million with an operating ratio of 93.0%. The prior year is not comparable because over 95% of the revenue and income from operations was generated from the recently acquired Freightliner business. As a reminder, our U.K./European Operations require substantially lower capital expenditures and generate a higher operating ratio than our other segments.

Free Cash Flow (1)

G&W’s free cash flow for the nine months ended September 30, 2015 and 2014 was as follows (in millions):

	Nine Months Ended
	September 30,
	2015	2014
Net cash provided by operating activities	$344.3	$369.0
Net cash used in investing activities, excluding new business investments	(927.4)	(368.5)
Add back: net cash used for acquisitions (a)	786.3	220.5
Free cash flow before new business investments	203.1	221.0
New business investments	(58.6)	(71.5)
Free cash flow (1)	$144.5	$149.5

(a) The 2015 period primarily consisted of net cash used for the acquisition of Freightliner and Pinsly Arkansas as well as $32.0 million in cash paid for incremental expenses related to the purchase and integration of the Freightliner acquisition. The 2014 period primarily consisted of net cash used for the Rapid City, Pierre & Eastern Railroad, Inc. (RCP&E) acquisition.

Conference Call and Webcast Details

As previously announced, G&W’s conference call to discuss financial results for the third quarter of 2015 will be held on Friday, October 30, 2015, at 11 a.m. EDT. The dial-in number for the teleconference in the U.S. is (800) 230-1096; outside the U.S. is (612) 332-0802, or the call may be accessed live over the Internet (listen only) at www.gwrr.com/investors. Management will be referring to a slide presentation that will also be available at gwrr.com/investors. The webcast will be archived at www.gwrr.com/investors until the following quarter’s earnings press release. Telephone replay is available for 30 days beginning at 1 p.m. EDT on October 30, 2015, by dialing (800) 475-6701 (or outside the U.S., dial 320-365-3844). The access code is 345266.

About G&W

G&W owns or leases 120 freight railroads worldwide that are organized in 11 operating regions with 7,500 employees and more than 2,500 customers.

  G&W’s nine North American regions serve 41 U.S. states and four Canadian provinces and include 113 short line and regional freight railroads with more than 13,000 track-miles.
  G&W’s Australia Region provides rail freight services in New South Wales, the Northern Territory and South Australia and operates the 1,400-mile Tarcoola-to-Darwin rail line.
  G&W’s U.K./European Region is led by Freightliner, the U.K.’s largest rail maritime intermodal operator and second-largest rail freight company. Operations also include heavy-haul in Poland and Germany and cross-border intermodal services connecting Northern European seaports with key industrial regions throughout the continent.

G&W subsidiaries provide rail service at more than 40 major ports in North America, Australia and Europe and perform contract coal loading and railcar switching for industrial customers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements regarding future events and the future performance of Genesee & Wyoming Inc. that are based on current expectations, estimates and projections about our industry, management’s beliefs, and assumptions made by management. Words such as “anticipates,” “intends,” “plans,” “believes,” “could,” “should,” “seeks,” “expects,” “will,” “estimates,” “trends,” “outlook,” variations of these words and similar expressions are intended to identify these forward-looking statements. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to forecast, including the following: risks related to the operation of our railroads; severe weather conditions and other natural occurrences, which could result in shutdowns, derailments, railroad network congestion or other substantial disruption of operations; customer demand and changes in our operations; exposure to the credit risk of customers and counterparties; changes in commodity prices; consummation and integration of acquisitions; economic, political and industry conditions (including employee strikes or work stoppages); retention and contract continuation; legislative and regulatory developments, including changes in environmental and other laws and regulations to which we are subject; increased competition in relevant markets; funding needs and financing sources, including our ability to obtain government funding for capital projects; international complexities of operations, currency fluctuations, finance, tax and decentralized management; challenges of managing rapid growth including retention and development of senior leadership; unpredictability of fuel costs; susceptibility to various legal claims and lawsuits; increase in, or volatility associated with, expenses related to estimated claims, self-insured retention amounts, and insurance coverage limits; consummation of new business opportunities; decrease in revenues and/or increase in costs and expenses; susceptibility to the risks of doing business in foreign countries; our ability to realize the expected synergies associated with acquisitions; and others including, but not limited to, those noted in our 2014 Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q under “Risk Factors.” Therefore, actual results may differ materially from those expressed or forecasted in any such forward-looking statements. Forward-looking statements speak only as of the date of this press release or as of the date they were made. G&W does not undertake, and expressly disclaims, any duty to publicly update any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

1. Adjusted income from operations (adjusting operating income), adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow are non-GAAP financial measures and are not intended to replace financial measures calculated in accordance with GAAP. The information required by Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934, including a reconciliation to their most directly comparable financial measures calculated in accordance with GAAP, is included in the tables attached to this press release.

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014
OPERATING REVENUES	$546,299	$432,543	$1,485,548	$1,223,385
OPERATING EXPENSES	428,740	309,427	1,195,918	915,285
INCOME FROM OPERATIONS	117,559	123,116	289,630	308,100
INTEREST INCOME	225	82	375	1,357
INTEREST EXPENSE	(17,464)	(12,654)	(48,744)	(44,109)
LOSS ON SETTLEMENT OF FOREIGN CURRENCY FORWARD PURCHASE CONTRACTS	—	—	(18,686)	—
OTHER (LOSS)/INCOME, NET	(103)	(949)	545	446
INCOME BEFORE INCOME TAXES	100,217	109,595	223,120	265,794
PROVISION FOR INCOME TAXES	(36,855)	(36,945)	(83,017)	(92,412)
NET INCOME	$63,362	$72,650	$140,103	$173,382
BASIC EARNINGS PER COMMON SHARE	$1.12	$1.31	$2.47	$3.14
WEIGHTED AVERAGE SHARES - BASIC	56,819	55,600	56,673	55,167
DILUTED EARNINGS PER COMMON SHARE	$1.10	$1.27	$2.42	$3.05
WEIGHTED AVERAGE SHARES - DILUTED	57,846	57,014	57,833	56,943

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
AS OF SEPTEMBER 30, 2015 AND DECEMBER 31, 2014
(in thousands)
(unaudited)

	September 30,	December 31,
	2015	2014
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$38,973	$59,727
Accounts receivable, net	359,116	357,278
Materials and supplies	43,817	30,251
Prepaid expenses and other	40,367	24,176
Deferred income tax assets, net	44,708	76,994
Total current assets	526,981	548,426
PROPERTY AND EQUIPMENT, net	4,086,213	3,788,482
GOODWILL	949,489	628,815
INTANGIBLE ASSETS, net	1,108,629	587,663
DEFERRED INCOME TAX ASSETS, net	1,971	2,500
OTHER ASSETS, net	43,263	39,867
Total assets	$6,716,546	$5,595,753
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$48,784	$67,398
Accounts payable	293,944	290,746
Accrued expenses	139,552	106,094
Total current liabilities	482,280	464,238
LONG-TERM DEBT, less current portion	2,250,997	1,548,051
DEFERRED INCOME TAX LIABILITIES, net	1,086,027	908,852
DEFERRED ITEMS - grants from outside parties	288,266	279,286
OTHER LONG-TERM LIABILITIES	178,079	37,346
TOTAL EQUITY	2,430,897	2,357,980
Total liabilities and equity	$6,716,546	$5,595,753

GENESEE & WYOMING INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2015 AND 2014
(in thousands)
(unaudited)
	Nine Months Ended
	September 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$140,103	$173,382
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	138,568	116,130
Stock-based compensation	10,341	9,063
Excess tax benefits from share-based compensation	(1,393)	(5,483)
Deferred income taxes	46,795	62,612
Net gain on sale of assets	(1,981)	(3,444)
Loss on settlement of foreign currency forward purchase contracts	18,686	—
Insurance proceeds received	103	5,527
Changes in assets and liabilities which provided/(used) cash, net of effect of acquisitions:
Accounts receivable, net	52,847	(32,222)
Materials and supplies	(2,325)	(1,070)
Prepaid expenses and other	14,929	5,568
Accounts payable and accrued expenses	(71,446)	34,990
Other assets and liabilities, net	(970)	3,950
Net cash provided by operating activities	344,257	369,003
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(276,150)	(271,696)
Grant proceeds from outside parties	31,456	43,518
Cash paid for acquisitions, net of cash acquired	(735,556)	(220,542)
Net payment from settlement of foreign currency forward purchase contracts related to an acquisition	(18,686)	—
Insurance proceeds for the replacement of assets	9,658	4,112
Proceeds from disposition of property and equipment	3,223	4,562
Net cash used in investing activities	(986,055)	(440,046)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term borrowings, including capital leases	(502,839)	(378,763)
Proceeds from issuance of long-term debt	1,139,511	398,761
Debt amendment/issuance costs	(9,622)	(3,880)
Proceeds from employee stock purchases	5,478	9,574
Excess tax benefits from share-based compensation	1,393	5,483
Treasury stock acquisitions	(3,245)	(4,062)
Net cash provided by financing activities	630,676	27,113
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(9,632)	(154)
DECREASE IN CASH AND CASH EQUIVALENTS	(20,754)	(44,084)
CASH AND CASH EQUIVALENTS, beginning of period	59,727	62,876
CASH AND CASH EQUIVALENTS, end of period	$38,973	$18,792

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Three Months Ended September 30,
	2015		2014
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$379,789	69.5%	$331,042	76.5%
Freight-related revenues	144,277	26.4%	74,022	17.1%
All other revenues	22,233	4.1%	27,479	6.4%
Total operating revenues	$546,299	100.0%	$432,543	100.0%

Operating expenses:
Labor and benefits	$158,675	29.1%	$121,152	28.0%
Equipment rents	44,630	8.2%	22,934	5.3%
Purchased services	55,291	10.1%	24,861	5.7%
Depreciation and amortization	48,303	8.8%	40,277	9.3%
Diesel fuel used in train operations	34,264	6.3%	36,089	8.3%
Electricity used in train operations	5,164	0.9%	437	0.1%
Casualties and insurance	11,466	2.1%	8,702	2.0%
Materials	25,140	4.6%	21,195	4.9%
Trackage rights	21,765	4.0%	14,174	3.3%
Net gain on sale of assets	(1,174)	(0.2)%	(1,237)	(0.3)%
Other expenses	25,216	4.6%	20,843	4.9%
Total operating expenses	$428,740	78.5%	$309,427	71.5%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended September 30, 2015	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$241,410	76.7%	$32,780	53.7%	$105,599	61.9%	$379,789	69.5%
Freight-related revenues	56,795	18.1%	26,156	42.9%	61,326	35.9%	144,277	26.4%
All other revenues	16,358	5.2%	2,077	3.4%	3,798	2.2%	22,233	4.1%
Total operating revenues	$314,563	100.0%	$61,013	100.0%	$170,723	100.0%	$546,299	100.0%
Operating expenses:
Labor and benefits	$93,887	29.8%	$16,078	26.4%	$48,710	28.6%	$158,675	29.1%
Equipment rents	16,669	5.3%	3,083	5.1%	24,878	14.6%	44,630	8.2%
Purchased services	17,263	5.5%	5,080	8.3%	32,948	19.3%	55,291	10.1%
Depreciation and amortization	35,158	11.2%	7,151	11.7%	5,994	3.5%	48,303	8.8%
Diesel fuel used in train operations	16,444	5.2%	6,004	9.8%	11,816	6.9%	34,264	6.3%
Electricity used in train operations	—	—%	—	—%	5,164	3.0%	5,164	0.9%
Casualties and insurance	7,547	2.4%	1,696	2.8%	2,223	1.3%	11,466	2.1%
Materials	13,704	4.4%	2,964	4.9%	8,472	5.0%	25,140	4.6%
Trackage rights	6,023	1.9%	2,457	4.0%	13,285	7.8%	21,765	4.0%
Net gain on sale of assets	(1,025)	(0.3)%	(7)	—%	(142)	(0.1)%	(1,174)	(0.2)%
Other expenses	18,329	5.8%	1,541	2.5%	5,346	3.1%	25,216	4.6%
Total operating expenses	$223,999	71.2%	$46,047	75.5%	$158,694	93.0%	$428,740	78.5%
Income from operations	$90,564		$14,966		$12,029		$117,559
Net expenditures for additions to property & equipment	$86,620		$6,354		$14,195		$107,169

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Three Months Ended September 30, 2014	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$267,584	77.5%	$63,458	77.8%	$—	—%	$331,042	76.5%
Freight-related revenues	53,420	15.5%	14,629	18.0%	5,973	100.0%	74,022	17.1%
All other revenues	24,088	7.0%	3,391	4.2%	—	—%	27,479	6.4%
Total operating revenues	$345,092	100.0%	$81,478	100.0%	$5,973	100.0%	$432,543	100.0%
Operating expenses:
Labor and benefits	$99,579	28.9%	$19,683	24.2%	$1,890	31.6%	$121,152	28.0%
Equipment rents	19,693	5.7%	2,521	3.1%	720	12.1%	22,934	5.3%
Purchased services	16,442	4.8%	7,591	9.3%	828	13.9%	24,861	5.7%
Depreciation and amortization	32,809	9.5%	7,072	8.7%	396	6.6%	40,277	9.3%
Diesel fuel used in train operations	29,039	8.4%	6,475	7.9%	575	9.6%	36,089	8.3%
Electricity used in train operations	—	—%	—	—%	437	7.3%	437	0.1%
Casualties and insurance	4,214	1.2%	4,474	5.5%	14	0.2%	8,702	2.0%
Materials	18,095	5.2%	2,881	3.5%	219	3.7%	21,195	4.9%
Trackage rights	7,327	2.1%	5,953	7.3%	894	15.0%	14,174	3.3%
Net gain on sale of assets	(1,132)	(0.3)%	(75)	(0.1)%	(30)	(0.5)%	(1,237)	(0.3)%
Other expenses	18,078	5.2%	2,548	3.2%	217	3.6%	20,843	4.9%
Total operating expenses	$244,144	70.7%	$59,123	72.6%	$6,160	103.1%	$309,427	71.5%
Income/(loss) from operations	$100,948		$22,355		$(187)		$123,116
Net expenditures for additions to property & equipment	$73,159		$7,661		$81		$80,901

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Three Months Ended September 30, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$29,643	51,010	$581	$4,796	11,442	$419	$131	169	$775	$34,570	62,621	$552
Autos & Auto Parts	4,302	6,997	615	—	—	—	—	—	—	4,302	6,997	615
Chemicals & Plastics	34,942	43,829	797	—	—	—	—	—	—	34,942	43,829	797
Coal & Coke	24,609	71,197	346	—	—	—	6,616	17,678	374	31,225	88,875	351
Food & Kindred Products	8,712	15,261	571	—	—	—	—	—	—	8,712	15,261	571
Intermodal	6	66	91	18,133	16,045	1,130	79,337	243,161	326	97,476	259,272	376
Lumber & Forest Products	20,154	34,770	580	—	—	—	—	—	—	20,154	34,770	580
Metallic Ores	4,897	6,291	778	7,686	5,724	1,343	—	—	—	12,583	12,015	1,047
Metals	26,522	34,507	769	—	—	—	—	—	—	26,522	34,507	769
Minerals & Stone	31,411	56,977	551	1,771	15,224	116	18,119	43,539	416	51,301	115,740	443
Petroleum Products	16,365	25,242	648	394	97	4,062	—	—	—	16,759	25,339	661
Pulp & Paper	29,348	45,270	648	—	—	—	—	—	—	29,348	45,270	648
Waste	5,386	11,453	470	—	—	—	—	—	—	5,386	11,453	470
Other	5,113	16,701	306	—	—	—	1,396	2,906	480	6,509	19,607	332
Totals	$241,410	419,571	$575	$32,780	48,532	$675	$105,599	307,453	$343	$379,789	775,556	$490
Three Months Ended September 30, 2014	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$32,153	52,337	$614	$7,178	12,219	$587	$—	—	$—	$39,331	64,556	$609
Autos & Auto Parts	6,389	9,333	685	—	—	—	—	—	—	6,389	9,333	685
Chemicals & Plastics	34,889	43,292	806	—	—	—	—	—	—	34,889	43,292	806
Coal & Coke	31,771	87,011	365	—	—	—	—	—	—	31,771	87,011	365
Food & Kindred Products	9,109	15,494	588	—	—	—	—	—	—	9,109	15,494	588
Intermodal	138	1,216	113	24,063	16,235	1,482	—	—	—	24,201	17,451	1,387
Lumber & Forest Products	21,445	35,376	606	—	—	—	—	—	—	21,445	35,376	606
Metallic Ores	4,585	5,638	813	29,261	14,347	2,040	—	—	—	33,846	19,985	1,694
Metals	35,390	49,329	717	—	—	—	—	—	—	35,390	49,329	717
Minerals & Stone	34,089	56,280	606	2,562	14,681	175	—	—	—	36,651	70,961	516
Petroleum Products	15,710	25,735	610	394	76	5,184	—	—	—	16,104	25,811	624
Pulp & Paper	30,639	45,368	675	—	—	—	—	—	—	30,639	45,368	675
Waste	5,254	10,839	485	—	—	—	—	—	—	5,254	10,839	485
Other	6,023	25,094	240	—	—	—	—	—	—	6,023	25,094	240
Totals	$267,584	462,342	$579	$63,458	57,558	$1,103	$—	—	$—	$331,042	519,900	$637

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

	Nine Months Ended September 30,
	2015		2014
	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$1,053,664	70.9%	$935,526	76.5%
Freight-related revenues	358,325	24.1%	211,987	17.3%
All other revenues	73,559	5.0%	75,872	6.2%
Total operating revenues	$1,485,548	100.0%	$1,223,385	100.0%

Operating expenses:
Labor and benefits	$456,089	30.7%	$353,179	28.9%
Equipment rents	110,145	7.4%	61,866	5.1%
Purchased services	135,849	9.1%	77,257	6.3%
Depreciation and amortization	138,568	9.3%	116,130	9.5%
Diesel fuel used in train operations	101,856	6.9%	115,403	9.4%
Electricity used in train operations	10,530	0.7%	909	0.1%
Casualties and insurance	30,027	2.0%	31,071	2.5%
Materials	70,764	4.8%	56,710	4.6%
Trackage rights	57,270	3.9%	40,461	3.3%
Net gain on sale of assets	(1,981)	(0.1)%	(3,444)	(0.3)%
Other expenses	86,801	5.8%	65,743	5.4%
Total operating expenses	$1,195,918	80.5%	$915,285	74.8%

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Nine Months Ended September 30, 2015	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$722,593	76.6%	$118,602	63.2%	$212,469	59.9%	$1,053,664	70.9%
Freight-related revenues	169,906	18.0%	62,094	33.0%	126,325	35.6%	358,325	24.1%
All other revenues	50,668	5.4%	7,067	3.8%	15,824	4.5%	73,559	5.0%
Total operating revenues	$943,167	100.0%	$187,763	100.0%	$354,618	100.0%	$1,485,548	100.0%
Operating expenses:
Labor and benefits	$303,635	32.2%	$52,212	27.8%	$100,242	28.2%	$456,089	30.7%
Equipment rents	50,940	5.4%	9,289	4.9%	49,916	14.1%	110,145	7.4%
Purchased services	46,612	4.9%	15,838	8.4%	73,399	20.7%	135,849	9.1%
Depreciation and amortization	105,399	11.2%	20,771	11.1%	12,398	3.5%	138,568	9.3%
Diesel fuel used in train operations	60,226	6.4%	15,903	8.5%	25,727	7.3%	101,856	6.9%
Electricity used in train operations	—	—%	—	—%	10,530	3.0%	10,530	0.7%
Casualties and insurance	20,661	2.2%	5,463	2.9%	3,903	1.1%	30,027	2.0%
Materials	45,389	4.8%	7,898	4.2%	17,477	4.9%	70,764	4.8%
Trackage rights	18,816	2.0%	10,877	5.8%	27,577	7.8%	57,270	3.9%
Net gain on sale of assets	(1,724)	(0.2)%	(45)	—%	(212)	(0.1)%	(1,981)	(0.1)%
Other expenses	68,947	7.3%	5,224	2.8%	12,630	3.6%	86,801	5.8%
Total operating expenses	$718,901	76.2%	$143,430	76.4%	$333,587	94.1%	$1,195,918	80.5%
Income from operations	$224,266		$44,333		$21,031		$289,630
Net expenditures for additions to property & equipment	$205,330		$20,128		$19,236		$244,694

GENESEE & WYOMING INC. AND SUBSIDIARIES
SELECTED CONSOLIDATED FINANCIAL INFORMATION
(dollars in thousands)
(unaudited)

Nine Months Ended September 30, 2014	North American Operations		Australian Operations		U.K./European Operations		Total Operations
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Operating revenues:
Freight revenues	$748,891	77.5%	$186,635	77.5%	$—	—%	$935,526	76.5%
Freight-related revenues	152,863	15.8%	43,104	17.9%	16,020	100.0%	211,987	17.3%
All other revenues	64,722	6.7%	11,150	4.6%	—	—%	75,872	6.2%
Total operating revenues	$966,476	100.0%	$240,889	100.0%	$16,020	100.0%	$1,223,385	100.0%
Operating expenses:
Labor and benefits	$292,726	30.3%	$54,700	22.7%	$5,753	35.9%	$353,179	28.9%
Equipment rents	52,392	5.4%	7,542	3.2%	1,932	12.1%	61,866	5.1%
Purchased services	46,988	4.9%	27,742	11.5%	2,527	15.8%	77,257	6.3%
Depreciation and amortization	93,633	9.7%	21,306	8.8%	1,191	7.4%	116,130	9.5%
Diesel fuel used in train operations	92,684	9.6%	21,199	8.8%	1,520	9.5%	115,403	9.4%
Electricity used in train operations	—	—%	—	—%	909	5.7%	909	0.1%
Casualties and insurance	21,691	2.2%	9,215	3.8%	165	1.0%	31,071	2.5%
Materials	51,014	5.3%	5,001	2.1%	695	4.3%	56,710	4.6%
Trackage rights	21,462	2.2%	16,911	7.0%	2,088	13.0%	40,461	3.3%
Net gain on sale of assets	(3,146)	(0.3)%	(237)	(0.1)%	(61)	(0.4)%	(3,444)	(0.3)%
Other expenses	54,105	5.6%	10,889	4.5%	749	4.7%	65,743	5.4%
Total operating expenses	$723,549	74.9%	$174,268	72.3%	$17,468	109.0%	$915,285	74.8%
Income/(loss) from operations	$242,927		$66,621		$(1,448)		$308,100
Net expenditures for additions to property & equipment	$212,058		$15,541		$579		$228,178

GENESEE & WYOMING INC. AND SUBSIDIARIES
FREIGHT REVENUES, CARLOADS AND AVERAGE REVENUES PER CARLOAD
COMPARISON BY COMMODITY GROUP
(dollars in thousands, except average revenues per carload)
(unaudited)

Nine Months Ended September 30, 2015	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$94,762	163,037	$581	$18,222	40,854	$446	$272	376	$723	$113,256	204,267	$554
Autos & Auto Parts	13,675	21,670	631	—	—	—	—	—	—	13,675	21,670	631
Chemicals & Plastics	106,181	135,509	784	—	—	—	—	—	—	106,181	135,509	784
Coal & Coke	73,713	214,254	344	—	—	—	16,468	43,162	382	90,181	257,416	350
Food & Kindred Products	26,235	45,875	572	—	—	—	—	—	—	26,235	45,875	572
Intermodal	7	78	90	54,293	46,051	1,179	155,633	476,660	327	209,933	522,789	402
Lumber & Forest Products	60,147	102,325	588	—	—	—	—	—	—	60,147	102,325	588
Metallic Ores	15,018	18,770	800	39,666	23,607	1,680	—	—	—	54,684	42,377	1,290
Metals	79,935	104,232	767	—	—	—	—	—	—	79,935	104,232	767
Minerals & Stone	89,541	160,233	559	5,436	43,918	124	37,123	91,585	405	132,100	295,736	447
Petroleum Products	49,417	76,154	649	985	230	4,283	—	—	—	50,402	76,384	660
Pulp & Paper	85,722	133,337	643	—	—	—	—	—	—	85,722	133,337	643
Waste	13,390	28,970	462	—	—	—	—	—	—	13,390	28,970	462
Other	14,850	51,728	287	—	—	—	2,973	6,192	480	17,823	57,920	308
Totals	$722,593	1,256,172	$575	$118,602	154,660	$767	$212,469	617,975	$344	$1,053,664	2,028,807	$519

Nine Months Ended September 30, 2014	North American Operations			Australian Operations			U.K./European Operations			Total Operations
Commodity Group	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload	Freight Revenues	Carloads*	Average Revenues Per Carload
Agricultural Products	$86,754	153,704	$564	$26,346	44,872	$587	$—	—	$—	$113,100	198,576	$570
Autos & Auto Parts	17,736	25,038	708	—	—	—	—	—	—	17,736	25,038	708
Chemicals & Plastics	102,031	126,007	810	—	—	—	—	—	—	102,031	126,007	810
Coal & Coke	94,908	262,715	361	—	—	—	—	—	—	94,908	262,715	361
Food & Kindred Products	26,151	44,804	584	—	—	—	—	—	—	26,151	44,804	584
Intermodal	333	2,900	115	69,572	46,900	1,483	—	—	—	69,905	49,800	1,404
Lumber & Forest Products	61,937	103,219	600	—	—	—	—	—	—	61,937	103,219	600
Metallic Ores	13,381	16,504	811	82,858	42,195	1,964	—	—	—	96,239	58,699	1,640
Metals	99,417	139,142	715	—	—	—	—	—	—	99,417	139,142	715
Minerals & Stone	81,726	143,104	571	6,780	39,360	172	—	—	—	88,506	182,464	485
Petroleum Products	47,357	78,423	604	1,079	211	5,114	—	—	—	48,436	78,634	616
Pulp & Paper	87,445	130,495	670	—	—	—	—	—	—	87,445	130,495	670
Waste	13,656	29,918	456	—	—	—	—	—	—	13,656	29,918	456
Other	16,059	67,399	238	—	—	—	—	—	—	16,059	67,399	238
Totals	$748,891	1,323,372	$566	$186,635	173,538	$1,075	$—	—	$—	$935,526	1,496,910	$625

* Represents physical railcars and the estimated railcar equivalents of commodities transported by metric ton or other measure, as well as intermodal units.

Non-GAAP Financial Measures

This earnings release contains references to adjusted income from operations (adjusted operating income), adjusted net income, adjusted diluted earnings per common share (EPS) and free cash flow, which are “non-GAAP financial measures” as this term is defined in Item 10(e) of Regulation S-K under the Securities Act of 1933 and the Securities Exchange Act of 1934 and Regulation G under the Securities Exchange Act of 1934. In accordance with these rules, G&W has reconciled these non-GAAP financial measures to their most directly comparable U.S. GAAP measures.

Management views these non-GAAP financial measures as important measures of G&W’s operating performance or, in the case of free cash flow, an important financial measure of how well G&W is managing its assets and a useful indicator of cash flow that may be available for discretionary use by G&W. Management also views these non-GAAP financial measures as a way to assess comparability between periods. Key limitations of the free cash flow measure include the assumptions that G&W will be able to refinance its existing debt when it matures and meet other cash flow obligations from financing activities, such as principal payments on debt.

These non-GAAP financial measures are not intended to represent, and should not be considered more meaningful than, or as an alternative to, their most directly comparable GAAP measures. These non-GAAP financial measures may be different from similarly-titled non-GAAP financial measures used by other companies.

The following tables set forth reconciliations of each of these non-GAAP financial measures to their most directly comparable GAAP measure (in millions, except per share amounts).

Reconciliations of Non-GAAP Financial Measures

Adjusted Income from Operations
	Three Months Ended
	September 30,
	2015	2014
Operating revenues	$546.3	$432.5
Operating expenses	428.7	309.4
Income from operations (a)	$117.6	$123.1

Operating expenses	$428.7	$309.4
Business development and related costs	(2.0)	(0.7)
Net gain on sale of assets	1.2	1.2
Adjusted operating expenses	$428.0	$309.9

Adjusted income from operations	$118.3	$122.6

(a)	Income from operations is calculated as operating revenues less operating expenses.

Adjusted Net Income and Adjusted Diluted Earnings Per Common Share

Three Months Ended September 30, 2015	Net Income	Diluted Earnings/ (Loss) Per Common Share
As reported	$63.4	$1.10
Add back certain items, net of tax:
Business development and related costs	1.3	0.02
Net gain on sale of assets	(0.9)	(0.02)
Adjustment for tax returns from previous fiscal year	(0.4)	(0.01)
As adjusted	$63.3	$1.09

Three Months Ended September 30, 2014	Net Income	Diluted Earnings/ (Loss) Per Common Share
As reported	$72.7	$1.27
Add back certain items, net of tax:
Business development and related costs	0.5	0.01
Net gain on sale of assets	(0.9)	(0.02)
Adjustment for tax returns from previous fiscal year	0.7	0.01
RailAmerica-related tax benefit	(3.9)	(0.07)
As adjusted	$69.1	$1.21

Three Months Ended June 30, 2015	Net Income	Diluted Earnings/ (Loss) Per Common Share
As reported	$52.8	$0.92
Add back certain items, net of tax:
Business development and related costs	0.5	0.01
Net gain on sale of assets	(0.3)	(0.01)
As adjusted	$53.0	$0.93

Free Cash Flow

	Nine Months Ended
	September 30,
	2015	2014
Net cash provided by operating activities	$344.3	$369.0
Net cash used in investing activities	(986.1)	(440.0)
Add back: net cash used for acquisitions	786.3	220.5
Free cash flow	$144.5	$149.5
New business investments	58.6	71.5
Free cash flow before new business investments	$203.1	$221.0

CONTACT:
G&W Corporate Communications
Michael Williams, 1-203-202-8900
mwilliams@gwrr.com